PRESS RELEASE

Contact: Matthew Sokol 203-573-2153

Chemtura Reports Fourth Quarter and Year-End 2015 Financial Results

Fourth Quarter 2015 GAAP earnings from continuing operations of $0.96 per diluted share and managed basis earnings from continuing operations of $0.44 per diluted share
Year ended December 31, 2015 GAAP earnings from continuing operations of $1.98 per diluted share and managed basis earnings from continuing operations of $1.47 per diluted share
GAAP earnings per share from continuing operations for the fourth quarter and the full year versus managed basis earnings per share from continuing operations benefit from tax rates lower than our normalized managed basis rates

PHILADELPHIA, PA – February 22, 2016 – Chemtura Corporation, (NYSE / Euronext Paris: CHMT) (the “Company,” “Chemtura,” “We,” “Us” or “Our”) today announced financial results for the fourth quarter and year ended December 31, 2015. The Company also filed with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2015. For the fourth quarter of 2015, Chemtura reported net sales of $399 million and net earnings from continuing operations on a GAAP basis of $66 million, or $0.96 per diluted share. Net earnings from continuing operations on a managed basis were $30 million, or $0.44 per diluted share. For the year ended December 31, 2015, Chemtura reported net sales of $1,745 million and net earnings from continuing operations on a GAAP basis of $136 million, or $1.98 per diluted share. Net earnings from continuing operations on a managed basis were $101 million, or $1.47 per diluted share.
Fourth Quarter 2015 Financial Results
The discussion below includes financial information on both a GAAP and non-GAAP managed basis. We present managed basis financial information as management uses this information internally to evaluate and direct the performance of our operations and believes that managed basis financial information provides useful information to investors. A reconciliation of GAAP and managed basis as well as Core Segment financial information is provided in the supplemental schedules included in this release.
The following is a summary of the quarter and year ended December 31, 2015 unaudited financial results from continuing operations on a GAAP and managed basis (2014 data includes Chemtura AgroSolutions):

(In millions, except per share data)	Quarters Ended - GAAP			Quarters Ended - Managed Basis
	December 31, 2015	December 31, 2014	% change	December 31, 2015	December 31, 2014	% change
Net sales	$399	$467	(15%)	$390	$461	(15%)
Operating income (b)	$36	$510	(93%)	$29	$15	93%
Earnings (c)	$66	$703	(91%)	$30	$8	(a)
Earnings - per diluted share (c)	$0.96	$8.44	(89%)	$0.44	$0.10	(a)
Adjusted EBITDA				$55	$44	25%

	Years Ended - GAAP			Years Ended - Managed Basis
	December 31, 2015	December 31, 2014	% change	December 31, 2015	December 31, 2014	% change
Net sales	$1,745	$2,190	(20%)	$1,707	$2,184	(22%)
Operating income	$162	$619	(74%)	$134	$150	(11%)
Earnings	$136	$771	(82%)	$101	$80	26%
Earnings - per diluted share	$1.98	$8.43	(77%)	$1.47	$0.87	69%
Adjusted EBITDA				$237	$262	(10%)
(a) - Changes greater than 150% are not shown.
(b) - The fourth quarter of 2014 included a gain of $529 million related to the sale of the Chemtura AgroSolutions business.

(c) - The fourth quarter of 2014 included a gain on the sale of the Chemtura AgroSolutions business and the release of a valuation allowance on our U.S. deferred tax assets.

CEO Remarks
“In the fourth quarter, our Core Segments once again exceeded our prior year Adjusted EBITDA performance, as we have all year,” commented Craig Rogerson, Chemtura’s Chairman, President and Chief Executive Officer. “We finished 2015 with $244 million in Core Segment Adjusted EBITDA excluding a charge of $8 million related to an inventory write-down to fully reserve a discontinued product. Although slightly short of our $250 million target, it was a 41% improvement over 2014. Core Segment Adjusted EBITDA inclusive of the inventory write-down was $236 million, a 36% improvement over 2014. We also substantially improved our cash flow for the year, generating $110 million in Free Cash Flow, driven by better Adjusted EBITDA performance in our Core Segments, lower working capital requirements, reduced capital expenditures, lower cash interest expense and lower cash taxes,” said Mr. Rogerson.
“Our theme in 2015 was ‘managing what we can control’ and I’m pleased to say that putting these words into action has paid off. Chief among our efforts in ‘managing what we can control’ was our $62 million cost reduction initiative, which was fully implemented by mid-year and, despite the effects of lower volume on absorption of manufacturing costs, was a key driver of the improvement in Core Segment Adjusted EBITDA in 2015. We were helped by market tailwinds such as lower priced input costs and improved bromine prices, but it was our commercial and operational excellence initiatives that allowed us to take advantage of these situations, helping expand our Core Segment Adjusted EBITDA margins by 500 basis points compared to 2014.”
Mr. Rogerson continued, “we were able to improve our performance in 2015 despite numerous challenges. Demand in many of our markets was weaker than anticipated throughout 2015. In addition, our Industrial Performance Products segment was faced with a raw material shortage for one of its key products and our Industrial Engineered Products segment weathered an extended labor strike from our key third-party bromine supplier. Concerns in China regarding the health of its economy and government scrutiny of its chemical industry following the tragic events in Tianjin caused disruption in all of our business activities in China. Through it all, however, we remained nimble and kept focused on executing our business plan. The result was a solid performance in 2015.”
Concluding, Mr. Rogerson noted, "with the substantial improvement in operating profitability, lower interest expense due to debt repayment, lower tax expense and lower share-count as a result of our share repurchase program, full year managed basis diluted earnings per share from continuing operations increased by 69% compared to 2014."
Fourth Quarter Core Segments Overview
We use the term "Core Segments" to describe our Industrial Performance Products, Industrial Engineered Products and Corporate segments only. Our Agrochemical Manufacturing segment contains the results of our on-going supply agreements with the purchaser of our Chemtura AgroSolutions business and the results of Chemtura AgroSolutions for periods prior to our sale of the business in November 2014.
(See tables that follow for a quantitative summary of the components of change by segment between the fourth quarter of 2014, the third quarter of 2015, the fourth quarter of 2015, the year ended December 31, 2014 and the year ended December 31, 2015)
Industrial Performance Products ("IPP")
Our IPP segment reported lower net sales and higher operating income on both a GAAP and managed basis for the fourth quarter of 2015 compared with the fourth quarter of 2014. GAAP and managed basis net sales and operating income were lower on a sequential basis compared with the third quarter of 2015.
Net sales for the fourth quarter compared to both the same quarter last year and the third quarter of 2015 reflected unfavorable product mix and moderate volume declines, an issue we have seen throughout 2015 for both our petroleum additives and urethane product lines. IPP also experienced lower selling prices, primarily in petroleum additives as we passed along the benefit of lower raw material costs to certain customers under formula based pricing contracts, although the reduction in selling prices sequentially was less pronounced since raw material prices flattened in the fourth quarter compared to the third quarter of 2015. Sequentially, we saw a decline in sales volume and to a lesser extent unfavorable product mix. Year-over-year, we saw a continuation of the weaker volume and product mix we have seen throughout most of 2015. The unfavorable translation effects of the strengthening of the U.S. Dollar at the start of the year on the value of our foreign currency denominated sales is evident in comparing the fourth quarter of 2015 to the same quarter in 2014. As foreign exchange rates had stabilized by the end of 2015, we did not see the same magnitude of the impact from foreign exchange translation sequentially.

Operating income on a GAAP and managed basis improved for the fourth quarter of 2015 compared with the same quarter of 2014 despite the reduction in net sales. The improvement year-over-year was due to lower raw material and manufacturing costs, which more than offset lower selling prices and unfavorable product mix. Sequentially, operating income was slightly lower as a result of unfavorable manufacturing costs and product mix which was only partly offset by lower raw material costs. We were able to offset a portion of the impact of the decline in sales on operating income by the successful implementation of the cost savings initiatives that we had announced in the fourth quarter of 2014.
Industrial Engineered Products ("IEP")
Our IEP segment reported lower net sales and higher operating income on both a GAAP and managed basis for the fourth quarter of 2015 compared with the fourth quarter of 2014. Due to an inventory write-down of $8 million in the fourth quarter of 2015, GAAP and managed basis operating income was lower sequentially.
As we moved into the fourth quarter of 2015, the shortage of elemental bromine caused by a strike at our key third-party supplier in the first half of 2015 was resolved and the volume returned to near normal levels. In August 2015, there was a significant explosion and fire at the Tianjin, China port that resulted in disruption in the import and export of chemicals to and from China. While these disruptions continued in the fourth quarter of 2015, sales of flame retardants for electronic applications did recover somewhat from the prior quarter. Sales volume declined year-over-year due to the discontinuation of our production of certain bromine based biocides as we closed our Adrian, MI facility in June 2015 and the continuing decline in demand for flame retardants used in furniture foams. Demand for Emerald Innovation 3000™ in styrene insulation foam applications continued to grow as customers switched from an older technology product. Sequentially, we were able to create efficiencies within our plant to increase our ability to produce this product at higher rates. We were able to sustain the year-over-year sales price increases for bromine-based products that were achieved earlier in the year, particularly in certain electronic flame retardant products, but sequentially our mix of sales resulted in overall lower average selling prices. Comparisons to both prior year and sequentially were impacted by an $8 million charge for an inventory write-down in the fourth quarter of 2015 for a discontinued product. The unfavorable foreign currency translation compared to the fourth quarter of 2014 due to the strengthening of the U.S. dollar earlier in 2015 was most evident in our organometallics product lines where most sales are denominated in foreign currencies.
On a year-over-year basis, operating income increased dramatically, despite the lower net sales and the inventory write-down. The cost reduction initiatives that we announced in late 2014 were implemented early in 2015 lowering our manufacturing, distribution and selling, general and administrative costs. Part of the benefit of the manufacturing cost reductions was offset by the impact on absorption of lower sales volume. Operating income as compared with the prior year's quarter also benefited from the increase in selling prices and lower raw material costs. Sequentially, operating income improved slightly as the benefit of lower raw material costs were almost completely offset by the lower average selling prices as a result of product mix changes and slightly higher manufacturing costs.
Corporate
Our Corporate segment expense on a GAAP basis decreased compared to the fourth quarter of 2014. The decrease related to a pension settlement charge recorded in the fourth quarter of 2014 that did not repeat in 2015, slightly offset by an increase in accruals for employee benefit and management incentives due to our improved performance year-to-date. Sequentially, corporate expense increased slightly compared to the third quarter of 2015.

Agrochemical Manufacturing Segment
Net sales and operating income on a GAAP basis in our Agrochemical Manufacturing segment in the fourth quarter of 2015 were $32 million and $8 million, respectively. These results included $9 million in net sales and operating profit related to the non-cash amortization, net of accretion, of our below-market contract obligation that was recorded as part of the Chemtura AgroSolutions divestiture in 2014.
Income Taxes
Income tax benefit on a GAAP basis was $27 million in the fourth quarter of 2015 compared with a benefit of $202 million in the fourth quarter of 2014 and expense of $16 million in the third quarter of 2015. Through the third quarter of 2014, we continued to provide a full valuation allowance on our U.S. deferred tax assets and accordingly did not record an income statement tax provision on our U.S. income (losses) reflecting the related U.S. tax expense (benefit) as a reduction (increase) in the valuation allowance in those periods. Therefore, income tax expense for the quarter and nine months ended September 30, 2014 primarily represented income tax expense related to our foreign subsidiaries. Having released the valuation allowance on most of our U.S. deferred tax assets in the fourth quarter of 2014, income tax expense for the quarter and year ended December 31, 2015 included a full income tax provision on the income of both our foreign subsidiaries and our U.S. operations. Additionally in the fourth quarter of 2015, we released $19 million of certain remaining U.S. federal and state tax valuation allowances as a result of our anticipated improvement in profitability in the U.S. In finalizing our 2014 U.S. income tax return, we concluded to claim certain U.S. income tax credits and deductions for 2014 and certain prior years in light of the change in our tax attributes in 2014. In the fourth quarter of 2015, in addition to the release of valuation allowances noted above, additional tax benefits were realized from increased utilization of foreign tax credit carrybacks to 2014 and the use of foreign NOLs which became available due to a change in a foreign country tax law. Our 2015 GAAP effective tax rate now reflects those changes to the prior estimate, and as a result, our effective tax rate for the calendar year 2015 was 11%.
On a managed basis, in 2013, we used an effective tax rate of 31%. In 2014, we elected to retain this rate until we were in a position to evaluate the effects of the sale of the Chemtura AgroSolutions business on the rate. In the first quarter of 2015, we completed our evaluation and based upon the forecast for the full year, we estimated our baseline managed basis tax rate at 28%. This rate was subject to fluctuations each quarter due to changes in our forecasted operating results of our continuing businesses, changes in the mix of income between U.S. and foreign jurisdictions and discrete items that are recorded in the periods identified. As 2015 progressed, we revised down our managed basis rate for the inclusion of credits, deductions and return to provision adjustments discussed above but excluded those that directly related to the divestiture of Chemtura AgroSolutions. In the fourth quarter of 2015, the managed basis tax rate was further reduced for the additional tax benefits described above. Based on these adjustments to the effective rate, our managed basis tax rate for the full year of 2015 was 13%. Due to the reduction of the tax rate from that used for the third quarter ended September 30, 2015, the resulting tax provision for the fourth quarter of 2015 is lower than the full year rate.
If we exclude the benefit of the adjustments to our managed basis rate during 2015 for the items discussed, our estimated managed basis tax rate in 2015 was 28%. As most of these adjustments will not reoccur in 2016, we expect our managed basis tax rate will be 28%.
Cash income taxes paid (net of refunds) for the fourth quarter of 2015, the fourth quarter of 2014 and the third quarter of 2015 were $4 million, $40 million and $12 million, respectively.

Other Highlights

•
Net cash provided by operating activities for the fourth quarter of 2015 was $42 million as compared with net cash used in operating activities of $55 million for the fourth quarter of 2014 and net cash provided by operating activities of $48 million for the third quarter of 2015.

•
In the fourth quarter of 2015, we repurchased 0.4 million shares of common stock under our share repurchase program at a cost of $10 million. As of December 31, 2015, the remaining authorization under our share repurchase program was approximately $171 million.

•
Capital expenditures for the fourth quarter of 2015 were $27 million, compared with $35 million in the fourth quarter of 2014 and $21 million in the third quarter of 2015. The year-over-year decrease primarily related to lower spending on major capital projects at our Nantong, China facility.

•
Our total debt was $517 million as of December 31, 2015 compared with $574 million as of December 31, 2014. The decrease was primarily due to a repayment of $42 million on our Term Loan and a $15 million repayment of our China Bank Facility.

•
Cash and cash equivalents were $323 million as of December 31, 2015 compared with $392 million as of December 31, 2014. The decrease was primarily the result of repurchases of shares of common stock under our share repurchase program and debt repayments, partially offset by cash generated from operations net of capital expenditures and net proceeds of $54 million from the sale of 2 million shares of the Platform Specialty Products Corporation's common stock during the second quarter of 2015.

Outlook
“We remain committed to the targets for revenue and Adjusted EBITDA growth compared to 2015 that we outlined at our Investor Day in December 2015,” said Mr. Rogerson. “Vital to our performance in 2016 will be executing on our commercial and operational excellence initiatives and growing sales volume in key product lines. In our IPP segment, we will continue to benefit from lower oil prices. We will also leverage our differentiated and higher growth product lines. With the limitation on the supply of a key raw material now resolved, we will take full advantage of the capacity we have built for synthetic base-stocks. In our IEP segment, we will grow our industry-leading Emerald Innovation 3000™ product line and maximize the impact of value pricing across our entire bromine franchise. Our organometallics business expects to successfully implement the next phase of its business and operational improvements based on the contract volumes it gained in the second half of 2015.”
Mr. Rogerson continued, “In 2016, we expect to once again deliver strong free cash flow, which should equal or exceed the amount we generated in 2015. We will continue to repurchase our stock and are taking advantage of the recent downturn in the market to buy our stock at attractive prices. Meanwhile, we continue our search for a transaction that will add scale and expand our opportunities for value creation and profitable growth.”
Concluding, Mr. Rogerson added “the coming year will obviously have its challenges. Early indications are that 2016 will carry many of the same macro-economic challenges that we faced in the latter half of 2015. We still anticipate that our sales of clear brine fluids will decline in 2016. Our challenge is to remain steadfastly focused on our business plan and execute on the growth levers within our portfolio. Our performance in 2015 has proven that we have the skills and ability to navigate any challenges we may face, and we expect 2016 to be another successful year for Chemtura.”
Fourth Quarter Earnings Q&A Teleconference
Copies of this release will be available on the Investor Relations section of our website at www.chemtura.com. We will host a teleconference to review these results at 9:00 a.m. (EST) on Tuesday, February 23, 2016. Interested parties are asked to dial in approximately 10 minutes prior to the start time. The call-in number for U.S. based participants is (877) 633-3602 and for all other participants is (404) 665-9523. The conference ID code is 29087377.
Replay of the call will be available for thirty days, starting at 12 p.m. (EST) on Tuesday, February 23, 2016. To access the replay, call toll-free (855) 859-2056, (800) 585-8367, or (404) 537-3406, and enter access code 29087377. An audio webcast of the call can be accessed via the link below during the time of the call:
http://edge.media-server.com/m/p/q2kqm67b
Chemtura Corporation, with 2015 net sales of $1.7 billion, is a global manufacturer and marketer of specialty chemicals. Additional information concerning us is available at www.chemtura.com.
Managed Basis Financial Measures
The information presented in this press release and in the attached financial tables includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). We believe that such managed basis financial measures provide useful information to investors and may assist them in evaluating our underlying performance and identifying operating trends. In addition, management uses these managed basis financial measures internally to allocate resources and evaluate the performance of our operations.
Our managed basis financial measures consist of adjusted results of operations that exclude certain expenses, gains and losses that may not be indicative of our core operations. Excluded items include costs associated with facility closures, severance and related costs; gains and losses on the sale of businesses and assets; increased depreciation due to the change in useful life of assets under restructuring programs; unusual and non-recurring settlements; accelerated recognition of asset retirement obligations; impairment charges; changes in our pension plans as a result of dispositions, merger or significant plan amendments; the release of cumulative translation adjustments upon the complete or substantial liquidation of any majority-owned entity; the recognition of the fair value, net of accretion, of any significant below-market contractual obligations and the costs associated with the sale of our Chemtura AgroSolutions business in prior periods that was not included in the gain on sale of business. They also include the computation of Adjusted EBITDA and Free Cash Flow. In addition to the managed basis financial measures discussed above, we have applied a managed basis effective income tax rate to our managed basis income before taxes. Reconciliations of these managed basis financial measures to their most directly comparable GAAP financial measures are provided in the attached financial tables.
While we believe that such measures are useful in evaluating our performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP. In addition, these managed basis financial measures may differ from similarly titled managed basis financial measures used by other companies and may not provide a comparable view of our performance relative to other companies in similar industries.
Forward-Looking Statements
This earnings press release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including our actions that will drive earnings growth, demand for our products and expectations for growth are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed in forward-looking statements. Important factors that could cause our results to differ materially from those expressed in forward-looking statements include, but are not limited to, economic, business, competitive, political, regulatory, legal and governmental conditions in the countries and regions in which we operate. These factors are discussed more fully in the reports we file with the Securities and Exchange

Commission, particularly our latest annual report on Form 10-K. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

CHEMTURA CORPORATION
Index of Financial Statements and Schedules

Page

GAAP and Managed Basis Condensed Consolidated Statements of Operations (Unaudited) -
Quarters ended December 31, 2015, September 30, 2015 and December 31, 2014	8

GAAP and Managed Basis Segment Net Sales, Operating Income and Adjusted EBITDA (Unaudited) -
Quarters ended December 31, 2015, September 30, 2015 and December 31, 2014	9

Condensed Consolidated Balance Sheets - December 31, 2015 and December 31, 2014	10

Condensed Consolidated Statements of Cash Flows and Supplemental Data (Unaudited) -
Quarters ended December 31, 2015, September 30, 2015 and December 31, 2014
and Years ended December 31, 2015 and December 31, 2014	11

Major Factors Affecting Managed Basis Net Sales and Operating Results (Unaudited) -
Quarter ended December 31, 2015 versus December 31, 2014 and September 30, 2015	13

GAAP and Managed Basis Condensed Consolidated Statements of Operations (Unaudited) -
Quarters ended December 31, 2015, September 30, 2015 and December 31, 2014	14

GAAP and Managed Basis Segment Net Sales and Operating Income (Unaudited) -
Quarters ended December 31, 2015, September 30, 2015 and December 31, 2014	15

GAAP and Managed Basis Condensed Consolidated Statements of Operations (Unaudited) -
Years ended December 31, 2015 and December 31, 2014	16

GAAP and Managed Basis Segment Net Sales and Operating Income (Unaudited) -
Years ended December 31, 2015 and December 31, 2014	17

Major Factors Affecting Managed Basis Net Sales and Operating Results (Unaudited) -
Year ended December 31, 2015 versus December 31, 2014	18

CHEMTURA CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	GAAP - Quarters Ended			Managed Basis - Quarters Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	September 30, 2015	December 31, 2014
			(a)			(a)
Net sales	$399	$444	$467	$390	$434	$461
Cost of goods sold	295	327	371	295	327	371
Gross profit	104	117	96	95	107	90
Gross profit %	26%	26%	21%	24%	25%	20%

Selling, general and administrative	38	36	63	38	36	42
Depreciation and amortization	23	22	25	23	22	25
Research and development	5	4	8	5	4	8
Facility closures, severance and related costs	1	1	19	—	—	—
Loss (gain) on sale of business	—	1	(529)	—	—	—
Impairment charges	1	—	—	—	—	—
Operating income	36	53	510	29	45	15
Interest expense	(7)	(7)	(10)	(7)	(7)	(10)
Loss on early extinguishment of debt	—	—	(7)	—	—	—
Other income, net	10	1	8	2	1	8
Earnings from continuing operations before income taxes	39	47	501	24	39	13
Income tax benefit (expense)	27	(16)	202	6	(8)	(5)
Earnings from continuing operations	$66	$31	$703	$30	$31	$8

Per share information:
Earnings from continuing operations - Basic	$0.98	$0.46	$8.57	$0.45	$0.46	$0.10
Earnings from continuing operations - Diluted	$0.96	$0.45	$8.44	$0.44	$0.45	$0.10

Weighted average shares outstanding - Basic	67.4	67.5	82.0	67.4	67.5	82.0
Weighted average shares outstanding - Diluted	68.5	68.3	83.3	68.5	68.3	83.3

Comparison versus September 30, 2015:
% change in net sales	(10)%			(10)%
% change in operating income	(32)%			(36)%

Comparison versus December 31, 2014:
% change in net sales	(15)%			(15)%
% change in operating income	(93)%			93%

(a) - The Chemtura AgroSolutions business was sold in November 2014. Subsequent to that date, the activity in this segment reflects on-going supply agreements with Platform Specialty Products, and therefore, the results in the prior periods are not comparable to the current period.

CHEMTURA CORPORATION
Segment Net Sales, Operating Income and Adjusted EBITDA (Unaudited)
(In millions)

	GAAP - Quarters Ended			Managed Basis - Quarters Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	September 30, 2015	December 31, 2014
NET SALES
Petroleum additives	$141	$156	$164	$141	$156	$164
Urethanes	57	70	70	57	70	70
Industrial Performance Products	198	226	234	198	226	234
Bromine based & related products	134	144	150	134	144	150
Organometallics	35	37	34	35	37	34
Industrial Engineered Products	169	181	184	169	181	184
Agrochemical Manufacturing (a)	32	37	49	23	27	43
Total net sales	$399	$444	$467	$390	$434	$461
OPERATING INCOME
Industrial Performance Products	$30	$37	$25	$30	$37	$25
Industrial Engineered Products	17	24	(1)	17	25	(1)
Agrochemical Manufacturing (a)	8	9	8	(1)	(1)	2
Segment operating income	55	70	32	46	61	26
General corporate expense, including amortization	(17)	(15)	(32)	(17)	(16)	(11)
Facility closures, severance and related costs	(1)	(1)	(19)	—	—	—
(Loss) gain on sale of business	—	(1)	529	—	—	—
Impairment charges	(1)	—	—	—	—	—
Total operating income	$36	$53	$510	$29	$45	$15

Adjusted EBITDA by Segment:
Industrial Performance Products				$37	$44	$33
Industrial Engineered Products				29	36	11
General corporate expense				(11)	(10)	(3)
Core segments Adjusted EBITDA				55	70	41
Agrochemical Manufacturing (a)				—	—	3
Adjusted EBITDA				$55	$70	$44

(a) - The Chemtura AgroSolutions business was sold in November 2014. Subsequent to that date, the activity in this segment reflects on-going supply agreements with Platform Specialty Products, and therefore, the results in the prior periods are not comparable to the current period.

CHEMTURA CORPORATION
Condensed Consolidated Balance Sheets
(In millions)

	December 31, 2015	December 31, 2014

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$323	$392
Accounts receivable, net	210	251
Inventories, net	315	329
Other current assets	130	238
Assets held for sale	—	6
Total current assets	978	1,216
NON-CURRENT ASSETS
Property, plant and equipment, net	663	704
Goodwill	166	172
Intangible assets, net	88	99
Deferred tax asset - non-current	354	313
Other assets	117	163
Total Assets	$2,366	$2,667

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Short-term borrowings	$46	$18
Accounts payable	120	146
Accrued expenses	142	170
Below market contract obligation - current	38	38
Income taxes payable	15	24
Liabilities held for sale	—	9
Total current liabilities	361	405
NON-CURRENT LIABILITIES
Long-term debt	471	556
Pension and post-retirement health care liabilities	270	318
Below market contract obligation - non-current	145	185
Deferred tax liability - non-current	7	25
Other liabilities	110	124
Total liabilities	1,364	1,613

TOTAL EQUITY	1,002	1,054
Total Liabilities and Equity	$2,366	$2,667

CHEMTURA CORPORATION
Condensed Consolidated Statements of Cash Flows and Supplemental Data (Unaudited)
(In millions)

	Quarters Ended			Years Ended
Increase (decrease) to cash	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
			(a)
Condensed Consolidated Statements of Cash Flows (Unaudited)
Net cash provided by (used in) operating activities	$42	$48	$(55)	$159	$(78)
Net cash (used in) provided by investing activities	(27)	(21)	926	(23)	871
Net cash used in financing activities	(3)	(18)	(619)	(189)	(935)
Effect of exchange rates on cash and cash equivalents	(6)	(1)	(5)	(16)	(15)
Change in cash and cash equivalents	6	8	247	(69)	(157)
Cash and cash equivalents at beginning of period	317	309	145	392	549
Cash and cash equivalents at end of period	$323	$317	$392	$323	$392

Supplemental cash flow data:
Changes in accounts receivable	$16	$33	$9	$24	$(89)
Changes in inventory	$(2)	$(11)	$3	$(5)	$(31)
Changes in accounts payable	$(17)	$(5)	$(22)	$(18)	$4
Changes in pension and post-retirement health care liabilities	$(3)	$(18)	$16	$(28)	$(27)

Net proceeds from divestments			$961	$3	$984
Sale of Platform shares				$54
Capital expenditures	$(27)	$(21)	$(35)	$(80)	$(113)
Payments on long-term debt	$(1)	$—	$(237)	$(60)	$(350)
Common shares acquired	$(10)	$(18)	$(391)	$(150)	$(618)
Income tax payments - net of refunds	$(4)	$(12)	$(40)	$(36)	$(68)
Interest payments	$(1)	$(14)	$(4)	$(31)	$(46)

Free Cash Flow:
Net cash provided by (used in) operating activities				$159	$(78)
Cash contributions to pension and post-retirement health care liabilities				31	49
Capital expenditures				(80)	(113)
Free Cash Flow				$110	$(142)
	As of
Capitalization data:	December 31, 2015
Total debt	$517
Cash and cash equivalents	323
Net Debt (Total debt less Cash and cash equivalents)	$194

Share Repurchase Program:	Shares purchased	Cost of shares	Remaining Authorization
Current authorization			$650
4Q 2014 Share Purchases	13.7	$329	$321
Year ended December 31, 2015 Share Purchases	6.2	$150	$171

(a) - Includes activity related to the Chemtura AgroSolutions business that was sold in November 2014.

CHEMTURA CORPORATION
Major Factors Affecting Managed Basis Net Sales and Operating Results (Unaudited)
(In millions)

Net Sales - Managed Basis (a)	Industrial Performance Products	Industrial Engineered Products	Subtotal Core Segments	Agrochemical Manufacturing	Total
Quarter Ended December 31, 2014	$234	$184	$418	$43	$461
Changes in selling prices	(11)	3	(8)	—	(8)
Unit volume and mix	(21)	(15)	(36)	(2)	(38)
Foreign currency	(4)	(3)	(7)	—	(7)
Divestiture	—	—	—	(18)	(18)
Quarter Ended December 31, 2015	$198	$169	$367	$23	$390

Quarter Ended September 30, 2015	$226	$181	$407	$27	$434
Changes in selling prices	(2)	(3)	(5)	—	(5)
Unit volume and mix	(26)	(9)	(35)	(4)	(39)
Quarter Ended December 31, 2015	$198	$169	$367	$23	$390

Operating Income - Managed Basis (a) (b)	Industrial Performance Products	Industrial Engineered Products	General corporate expense	Subtotal Core Segments	Agrochemical Manufacturing	Total
Quarter Ended December 31, 2014	$25	$(1)	$(11)	$13	$2	$15
Price over raw materials	6	10	—	16	—	16
Unit volume and mix	(7)	(1)	—	(8)	(1)	(9)
Foreign currency	2	1	—	3	—	3
Divestitures	—	—	—	—	(2)	(2)
Manufacturing cost and absorption	2	4	—	6	—	6
Distribution cost	—	1	—	1	—	1
Depreciation and amortization expense	1	—	1	2	—	2
SGA&R	1	3	(5)	(1)	—	(1)
Other	—	—	(2)	(2)	—	(2)
Quarter Ended December 31, 2015	$30	$17	$(17)	$30	$(1)	$29

Quarter Ended September 30, 2015	$37	$25	$(16)	$46	$(1)	$45
Price over raw materials	(1)	2	—	1	—	1
Unit volume and mix	(2)	—	—	(2)	—	(2)
Manufacturing cost	(3)	(9)	—	(12)	—	(12)
Distribution cost	(1)	1	—	—	—	—
Depreciation and amortization expense	—	(1)	—	(1)	—	(1)
SGA&R	(1)	—	—	(1)	—	(1)
Other	1	(1)	(1)	(1)	—	(1)
Quarter Ended December 31, 2015	$30	$17	$(17)	$30	$(1)	$29

(a) - See tables that follow for a reconciliation of Net Sales and Operating Income to GAAP.
(b) - See tables that follow for a reconciliation to Adjusted EBITDA. Adjusted EBITDA excludes depreciation and amortization expense and share-based compensation expense from Operating Income on a Managed Basis.

CHEMTURA CORPORATION
GAAP and Managed Basis Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	Quarter Ended December 31, 2015			Quarter Ended September 30, 2015			Quarter Ended December 31, 2014
	GAAP	Managed Basis Adjustments	Managed Basis	GAAP	Managed Basis Adjustments	Managed Basis	GAAP	Managed Basis Adjustments	Managed Basis
Net sales	$399	$(9)	$390	$444	$(10)	$434	$467	$(6)	$461
Cost of goods sold	295	—	295	327	—	327	371	—	371
Gross profit	104	(9)	95	117	(10)	107	96	(6)	90
Gross profit %	26%		24%	26%		25%	21%		20%
Selling, general and administrative	38	—	38	36	—	36	63	(21)	42
Depreciation and amortization	23	—	23	22	—	22	25	—	25
Research and development	5	—	5	4	—	4	8	—	8
Facility closures, severance and related costs	1	(1)	—	1	(1)	—	19	(19)	—
Loss (gain) on sale of business	—	—	—	1	(1)	—	(529)	529	—
Impairment charges	1	(1)	—	—	—	—	—	—	—
Operating income	36	(7)	29	53	(8)	45	510	(495)	15
Interest expense	(7)	—	(7)	(7)	—	(7)	(10)	—	(10)
Loss on early extinguishment of debt	—	—	—	—	—	—	(7)	7	—
Other income, net	10	(8)	2	1	—	1	8	—	8
Earnings from continuing operations before income taxes	39	(15)	24	47	(8)	39	501	(488)	13
Income tax benefit (expense)	27	(21)	6	(16)	8	(8)	202	(207)	(5)
Earnings from continuing operations	$66	$(36)	$30	$31	$—	$31	$703	$(695)	$8

Per share information:
Earnings from continuing operations - Basic	$0.98		$0.45	$0.46		$0.46	$8.57		$0.10
Earnings from continuing operations - Diluted	$0.96		$0.44	$0.45		$0.45	$8.44		$0.10

Weighted average shares outstanding - Basic	67.4		67.4	67.5		67.5	82.0		82.0
Weighted average shares outstanding - Diluted	68.5		68.5	68.3		68.3	83.3		83.3

Managed Basis Adjustments consist of the following:
Below market contract obligation		$(9)			$(10)			$(6)
Pension settlement		—			—			21
Facility closures, severance and related costs		1			1			19
Loss (gain) on sale of business		—			1			(529)
Impairment charges		1			—			—
Loss on early extinguishment of debt		—			—			7
Release of translation adjustment from liquidation of entities		(8)			—			—
Pre-tax		(15)			(8)			(488)
Adjustment to apply a Managed Basis effective tax rate		(21)			8			(207)
After-tax		$(36)			$—			$(695)

Adjusted EBITDA consists of the following:
Operating income - GAAP			$36			$53			$510
Below market contract obligation			(9)			(10)			(6)
Pension settlement			—			—			21
Facility closures, severance and related costs			1			1			19
Loss (gain) on sale of business			—			1			(529)
Impairment charges			1			—			—
Operating income - Managed Basis			29			45			15
Depreciation and amortization - Managed Basis			23			22			25
Non-cash share-based compensation expense			3			3			4
Adjusted EBITDA			$55			$70			$44

CHEMTURA CORPORATION
GAAP and Managed Basis Segment Net Sales and Operating Income (Unaudited)
(In millions of dollars)

	Quarter Ended December 31, 2015			Quarter Ended September 30, 2015			Quarter Ended December 31, 2014
	GAAP	Managed Basis Adjustments	Managed Basis	GAAP	Managed Basis Adjustments	Managed Basis	GAAP	Managed Basis Adjustments	Managed Basis
NET SALES
Industrial Performance Products	$198	$—	$198	$226	$—	$226	$234	$—	$234
Industrial Engineered Products	169	—	169	181	—	181	184	—	184
Agrochemical Manufacturing	32	(9)	23	37	(10)	27	49	(6)	43
Total net sales	$399	$(9)	$390	$444	$(10)	$434	$467	$(6)	$461
OPERATING INCOME
Industrial Performance Products	$30	$—	$30	$37	$—	$37	$25	$—	$25
Industrial Engineered Products	17	—	17	24	1	25	(1)	—	(1)
Agrochemical Manufacturing	8	(9)	(1)	9	(10)	(1)	8	(6)	2
Segment operating income	55	(9)	46	70	(9)	61	32	(6)	26
General corporate expense, including amortization	(17)	—	(17)	(15)	(1)	(16)	(32)	21	(11)
Facility closures, severance and related costs	(1)	1	—	(1)	1	—	(19)	19	—
(Loss) gain on sale of business	—	—	—	(1)	1	—	529	(529)	—
Impairment charges	(1)	1	—	—	—	—	—	—	—
Total operating income	$36	$(7)	$29	$53	$(8)	$45	$510	$(495)	$15

Managed Basis Adjustments consist of the following:
Below market contract obligation		$(9)			$(10)			$(6)
Pension settlement		—			—			21
Facility closures, severance and related costs		1			1			19
(Loss) gain on sale of business		—			1			(529)
Impairment charges		1			—			—
		$(7)			$(8)			$(495)

DEPRECIATION AND AMORTIZATION
Industrial Performance Products	$7	$—	$7	$7	$—	$7	$8	$—	$8
Industrial Engineered Products	12	—	12	11	—	11	12	—	12
Agrochemical Manufacturing	1	—	1	1	—	1	1	—	1
General corporate expense	3	—	3	3	—	3	4	—	4
Total depreciation and amortization	$23	$—	$23	$22	$—	$22	$25	$—	$25

NON-CASH SHARE-BASED COMPENSATION EXPENSE
Industrial Performance Products			$—			$—			$—
Industrial Engineered Products			—			—			—
Agrochemical Manufacturing			—			—			—
General corporate expense			3			3			4
Total non-cash share-based compensation expense			$3			$3			$4

Adjusted EBITDA by Segment:
Industrial Performance Products			$37			$44			$33
Industrial Engineered Products			29			36			11
General corporate expense			(11)			(10)			(3)
Core Segments Adjusted EBITDA			55			70			41
Agrochemical Manufacturing			—			—			3
Adjusted EBITDA			$55			$70			$44

CHEMTURA CORPORATION
GAAP and Managed Basis Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	Year Ended December 31, 2015			Year Ended December 31, 2014
	GAAP	Managed Basis Adjustments	Managed Basis	GAAP	Managed Basis Adjustments	Managed Basis
Net sales	$1,745	$(38)	$1,707	$2,190	$(6)	$2,184
Cost of goods sold	1,312	—	1,312	1,682	(2)	1,680
Gross profit	433	(38)	395	508	(4)	504
Gross profit %	25%		23%	23%		23%
Selling, general and administrative	151	—	151	255	(35)	220
Depreciation and amortization	93	(2)	91	102	(4)	98
Research and development	20	—	20	36	—	36
Facility closures, severance and related costs	3	(3)	—	25	(25)	—
Loss (gain) on sale of business	4	(4)	—	(529)	529	—
Impairment charges	1	(1)	—	—	—	—
Equity income	(1)	—	(1)	—	—	—
Operating income	162	(28)	134	619	(469)	150
Interest expense	(30)	—	(30)	(45)	—	(45)
Loss on early extinguishment of debt	—	—	—	(7)	7	—
Other income, net	20	(8)	12	12	1	13
Earnings from continuing operations before income taxes	152	(36)	116	579	(461)	118
Income tax (expense) benefit	(16)	1	(15)	192	(230)	(38)
Earnings from continuing operations	$136	$(35)	$101	$771	$(691)	$80

Per share information:
Earnings from continuing operations - Basic	$2.01		$1.49	$8.55		$0.89
Earnings from continuing operations - Diluted	$1.98		$1.47	$8.43		$0.87

Weighted average shares outstanding - Basic	67.8		67.8	90.2		90.2
Weighted average shares outstanding - Diluted	68.8		68.8	91.5		91.5

Managed Basis Adjustments consist of the following:
Below market contract obligation		$(38)			$(6)
Pension settlement		—			21
Costs associated with the sale of Chemtura AgroSolutions		—			18
Other non-recurring charges		2			3
Facility closures, severance and related costs		3			25
Loss (gain) on sale of business		4			(529)
Impairment charges		1			—
Loss on early extinguishment of debt		—			7
Release of translation adjustment from liquidation of entities		(8)			—
Pre-tax		(36)			(461)
Adjustment to apply a Managed Basis effective tax rate		1			(230)
After-tax		$(35)			$(691)

Adjusted EBITDA consists of the following:
Operating income - GAAP			$162			$619
Below market contract obligation			(38)			(6)
Pension settlement			—			21
Costs associated with the sale of Chemtura AgroSolutions			—			18
Other non-recurring charges			2			2
Facility closures, severance and related costs			3			25
Loss (gain) on sale of business			4			(529)
Impairment charges			1			—
Operating income - Managed Basis			134			150
Depreciation and amortization - Managed Basis			91			98
Non-cash share-based compensation expense			12			14
Adjusted EBITDA			$237			$262

CHEMTURA CORPORATION
GAAP and Managed Basis Segment Net Sales and Operating Income (Unaudited)
(In millions of dollars)

	Year Ended December 31, 2015			Year Ended December 31, 2014
	GAAP	Managed Basis Adjustments	Managed Basis	GAAP	Managed Basis Adjustments	Managed Basis
NET SALES
Industrial Performance Products	$886	$—	$886	$987	$—	$987
Industrial Engineered Products	722	—	722	800	—	800
Agrochemical Manufacturing	137	(38)	99	403	(6)	397
Total net sales	$1,745	$(38)	$1,707	$2,190	$(6)	$2,184
OPERATING INCOME
Industrial Performance Products	$141	$—	$141	$106	$4	$110
Industrial Engineered Products	58	3	61	16	2	18
Agrochemical Manufacturing	35	(38)	(3)	86	(6)	80
Segment operating income	234	(35)	199	208	—	208
General corporate expense, including amortization	(64)	(1)	(65)	(93)	35	(58)
Facility closures, severance and related costs	(3)	3	—	(25)	25	—
(Loss) gain on sale of business	(4)	4	—	529	(529)	—
Impairment charges	(1)	1	—	—	—	—
Total operating income	$162	$(28)	$134	$619	$(469)	$150

Managed Basis Adjustments consist of the following:
Below market contract obligation		$(38)			$(6)
Pension settlement		—			21
Costs associated with the sale of Chemtura AgroSolutions		—			18
Other non-recurring charges		2			2
Facility closures, severance and related costs		3			25
Loss (gain) on sale of business		4			(529)
Impairment charges		1			—
		$(28)			$(469)

DEPRECIATION AND AMORTIZATION
Industrial Performance Products	$28	$—	$28	$34	$(4)	$30
Industrial Engineered Products	47	(2)	45	44	—	44
Agrochemical Manufacturing	4	—	4	8	—	8
General corporate expense	14	—	14	16	—	16
Total depreciation and amortization	$93	$(2)	$91	$102	$(4)	$98

NON-CASH SHARE-BASED COMPENSATION EXPENSE
Industrial Performance Products			$1			$1
Industrial Engineered Products			1			1
Agrochemical Manufacturing			—			1
General corporate expense			10			11
Total non-cash share-based compensation expense			$12			$14

Adjusted EBITDA by Segment:
Industrial Performance Products			$170			$141
Industrial Engineered Products			107			63
General corporate expense			(41)			(31)
Core Segments Adjusted EBITDA			236			173
Agrochemical Manufacturing			1			89
Adjusted EBITDA			$237			$262

CHEMTURA CORPORATION
Major Factors Affecting Managed Basis Net Sales and Operating Results (Unaudited)
(In millions)

Net Sales - Managed Basis (a)	Industrial Performance Products	Industrial Engineered Products	Subtotal Core Segments	Agrochemical Manufacturing	Total
Year Ended December 31, 2014	$987	$800	$1,787	$397	$2,184
Changes in selling prices	(24)	12	(12)	—	(12)
Unit volume and mix	(55)	(74)	(129)	(2)	(131)
Foreign currency	(22)	(16)	(38)	—	(38)
Divestiture	—	—	—	(296)	(296)
Year Ended December 31, 2015	$886	$722	$1,608	$99	$1,707

Operating Income - Managed Basis (a) (b)	Industrial Performance Products	Industrial Engineered Products	General corporate expense	Subtotal Core Segments	Agrochemical Manufacturing	Total
Year Ended December 31, 2014	$110	$18	$(58)	$70	$80	$150
Price over raw materials	32	28	—	60	—	60
Unit volume and mix	(27)	(17)	—	(44)	(1)	(45)
Foreign currency	6	1	—	7	—	7
Divestitures	—	—	—	—	(86)	(86)
Manufacturing cost and absorption	11	17	—	28	—	28
Distribution cost	(3)	9	—	6	—	6
Depreciation and amortization expense	2	(1)	2	3	4	7
SGA&R	11	8	(9)	10	—	10
Other	(1)	(2)	—	(3)	—	(3)
Year Ended December 31, 2015	$141	$61	$(65)	$137	$(3)	$134

(a) - See tables for a reconciliation of Net Sales and Operating Income to GAAP.
(b) - See tables for a reconciliation to Adjusted EBITDA. Adjusted EBITDA excludes depreciation and amortization expense and share-based compensation expense from Operating Income on a Managed Basis.